     As filed with the Securities and Exchange Commission on June 5, 2000
                                                 Registration No. 333-36320
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                              Amendment No. 1 to
                                   FORM S-3
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933
                           ------------------------
                                MOTOROLA, INC.
            (Exact name of Registrant as specified in its charter)
                           ------------------------

         Delaware                                       36-1115800
(State of other jurisdiction of             (I.R.S. Employer Identification No.)
      incorporation)
                           ------------------------
                           1303 East Algonquin Road
                          Schaumburg, Illinois 60196
                                (847) 576-5000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ------------------------
                                With a copy to:

            Carl F. Koenemann                          Jeffrey A. Brown
     Executive Vice President and Chief            Senior Corporate Counsel
            Financial Officer                      1303 East Algonquin Road
          1303 East Algonquin Road                Schaumburg, Illinois 60196
          Schaumburg, Illinois 60196                     (847) 576-5014
                (847) 576-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                           ------------------------


          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS


                               10,224,225 Shares

                                    [LOGO]


                                MOTOROLA, INC.

                                 Common Stock

                                 ____________

     These shares of Common Stock are being sold by the stockholders of Motorola who are named on page 6 or their donee, pledgee or permitted assignee. Motorola will not receive any part of the proceeds from the sale.

     This number of shares of Motorola Common Stock reflects a 3-for-1 Common Stock split in the form of a 200 percent stock dividend which was distributed on June 1, 2000, to common stockholders of record on May 15, 2000.

     The selling stockholders may offer their shares of Common Stock through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices.

     Motorola Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange and trades on U.S. exchanges with the ticker symbol:
"MOT". On June 2, 2000, the closing price of one share of Motorola Common Stock on the New York Stock Exchange was $36.88.

     These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     Motorola has agreed to pay the cost of the registration of these shares of Common Stock and the preparation of this prospectus and registration statement under which it is filed. The expenses so payable by Motorola are estimated to be approximately $120,000.

                                 ____________

                 The date of this prospectus is June 5, 2000.


                               TABLE OF CONTENTS
Section                                                             Page
-------                                                             ----
Where You Can Find More Information................................    4
Incorporation of Certain Documents by Reference....................    4
The Company........................................................    5
Use of Proceeds....................................................    5
Selling Stockholders...............................................    6
Certain Relationships..............................................    6
Plan of Distribution...............................................    7
Legal Matters...................................................... II-1
Experts............................................................ II-1

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold:

     . The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     . The Company's Current Report on Form 8-K, dated January 5, 2000, as amended on March 17, 2000.

     . The Company's Current Report on Form 8-K, dated March 23, 2000, as amended on March 24, 2000 and further amended on June 2, 2000.

     . The Company's Quarterly Report on Form 10-Q for the period ended April 1, 2000.

     . The description of the Common Stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendments or reports filed for the purpose of updating such description.

     . The description of the Company's Preferred Stock Purchase Rights included in the Registration Statement on Form 8-A dated November 5, 1998, as amended.

     You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                                A. Peter Lawson
                           Secretary, Motorola, Inc.
                           1303 East Algonquin Road
                          Schaumburg, Illinois 60196
                          Telephone: (847) 576-5000.

     You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                                  THE COMPANY

     "Motorola" (which may be referred to as "we", "us", or "our") means Motorola, Inc. or Motorola, Inc. and its subsidiaries, as the context requires. "Motorola" is a registered trademark of Motorola, Inc.

     Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions. These include:

     . Software-enhanced wireless telephone, two-way radio, messaging and satellite communications products and systems, as well as networking and Internet-access products, for consumers, network operators, and commercial, government and industrial customers.

     . Embedded semiconductor solutions for customers in networking, transportation, and wireless communications and imaging and entertainment markets.

     . Embedded electronic systems for automotive, communications, imaging, manufacturing systems, computer and industrial markets.

     . Digital and analog systems and set-top terminals for broadband cable television operators.

     Motorola is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. Motorola's principal executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (telephone number: (847) 576-5000).


                                USE OF PROCEEDS

     All of the net proceeds from the sale of the Motorola shares will go to the stockholders who offer and sell their shares. Accordingly, Motorola will not receive any proceeds from sales of the Motorola shares.

                             SELLING STOCKHOLDERS

     All of the shares of Common Stock offered hereby are being sold by the stockholders listed below. From time to time, the selling stockholders will determine the number of shares which they may sell. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

                                               Shares Beneficially Owned                       Shares Beneficially Owned
                                                 prior to the Offering                           after the Offering (1)
                                             ----------------------------                    ---------------------------
                                                                                  Shares to be
                                                                Percent of        Sold in the                  Percent of
                    Name                            Number        Class           Offering (1)     Number        Class
                    ----                            ------       -------          ------------     ------       -------
Adelphia Communications Corporation..........       561,066         *                 561,066         0          0.0%
Charter Communications Holding
     Company, LLC............................       503,289         *                 503,289         0          0.0%
Comcast Corporation (2)......................     2,249,994         *               2,249,994         0          0.0%
Cox Communications, Inc......................     1,700,268         *               1,700,268         0          0.0%
MediaOne of Delaware, Inc....................       793,464         *                 793,464         0          0.0%
Shaw Communications Inc......................     1,582,368         *               1,582,368         0          0.0%
Time Warner Cable, a division of Time
 Warner Entertainment Company, L.P...........     2,833,776         *               2,833,776         0          0.0%

______________________________
*    Denotes less than one percent.

(1) The information set forth in these columns assumes the selling stockholders will sell all of the shares being offered hereby.

(2) Includes shares beneficially owned by one or more wholly-owned subsidiaries of such person.



                             CERTAIN RELATIONSHIPS


     Set forth below is a description of any material relationships between the Company and the selling stockholders during the past three years. We have agreed to pay the cost of the registration of the shares and the preparation of this prospectus and registration statement under which it is filed. The selling stockholders are responsible for any underwriting discounts and commissions relating to shares of common stock to be sold by the selling stockholders.

     .    All of the selling stockholders are customers of the Company.

     . The Company (as successor-in-interest to General Instrument Corporation) has certain rights of first offer and rights of refusal in connection with the shares being registered hereunder pursuant to a Warrant Issuance Agreement between General Instrument and each of the selling stockholders dated December 16, 1997.

                             PLAN OF DISTRIBUTION

     The selling stockholders, including any donees, pledgees or permitted assigns who receive shares from a selling stockholder named above, may offer their Motorola shares of Common Stock at various times in one or more of the following transactions (which may involve block transactions, ordinary brokerage transactions and transactions in which brokers solicit purchases):

     . on any of the securities exchanges where our Common Stock is listed, including the New York Stock Exchange or the Chicago Stock Exchange, or in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchanges;

     .    in the over-the-counter market;

     . in negotiated transactions or otherwise, including an underwritten offering;

     .    in connection with short sales of the shares of Common Stock;

     .    by pledge to secure debts and other obligations;

     . in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options, if permitted under the securities laws; or

     .    in a combination of any of the above transactions.

     The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     The selling stockholders may sell their shares directly to purchasers or may use broker-dealers to sell their shares. Broker-dealers who sell the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or they may receive compensation from purchasers of the shares for whom they acted as agents or to whom they sold the shares as principal, or both. (The compensation as to a particular broker-dealer might be in excess of customary commissions.)

     The selling stockholders and these broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     Motorola will pay all fees and expenses incurred in connection with preparing and filing this prospectus and the registration statement. The selling stockholders will pay any brokerage commissions and similar selling expenses, if any, attributable in connection with the sale of the shares of Common Stock including stock transfer taxes due or payable in connection with the sale of the shares.

     Motorola will indemnify the selling stockholders and any underwriter of a selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders, each individually and not jointly, will indemnify Motorola against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities under the Securities Act of 1933.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933 provided they meet the criteria and conform to the requirements of Rule 144.

                                 LEGAL MATTERS


     Certain legal matters will be passed upon for the Company by Jeffrey A. Brown of the Company's Law Department. As of June 2, 2000, Mr. Brown owned approximately 600 shares of Common Stock and held options to purchase 11,400 shares of Common Stock, of which options to purchase 2,700 shares were currently exercisable.

                                    EXPERTS

     The consolidated financial statements and schedule of Motorola, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.



                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate pursuant to instruction to Item 511 of Regulation S-K, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission Registration Fee.............        $104,649

Legal Fees and Expenses.........................................          10,000

Accounting Fees and Expenses....................................           5,000

Miscellaneous                                                                351

        Total...................................................        $120,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     The Registrant's Restated Certificate of Incorporation and its directors' and officers' liability insurance policy provide for indemnification of its directors and officers against certain liabilities.

ITEM 16. EXHIBITS

     The Exhibits to this Registration Statement are listed in the Exhibit Index elsewhere herein.


ITEM 17. UNDERTAKINGS

     (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
               (i) to include any prospectus required by Section 10(a)(3) of the

               Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Act.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg and the State of Illinois, on the 2nd day of June, 2000.

                                    MOTOROLA, INC.

                                    By:   /s/ Anthony M. Knapp.
                                         --------------------------------
                                         Anthony M. Knapp
                                         Senior Vice President and
                                         Controller




                              *     *     *    *
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                 Signature                                    Title                                 Date

                    *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Christopher B. Galvin                          Chairman of the Board and Chief Executive
                                               Officer
                                               (Principal Executive Officer)
                    *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Carl F. Koenemann                              Executive Vice President and Chief
                                               Financial Officer
                                               (Principal Financial Officer)

/s/  Anthony M. Knapp                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Anthony M. Knapp                               Senior Vice President and Controller
                                               (Principal Accounting Officer)

                    *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Ronnie C. Chan                                 Director

                    *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
H. Laurance Fuller                             Director

                    *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Robert W. Galvin                               Director

                    *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Robert L. Growney                              Director


                    *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Anne P. Jones                                  Director


                   *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Judy C. Lewent                                 Director


                   *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Dr. Walter E. Massey                           Director


                   *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Nicholas Negroponte                            Director


                   *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
John E. Pepper, Jr.                            Director


                   *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Samuel C. Scott III                            Director


                   *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Gary L. Tooker                                 Director


                   *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
 B. Kenneth West                               Director


                   *                                                                       June 1, 2000
-------------------------------------                                                     -------------------------
Dr. John A. White                              Director


*By:   /s/  Anthony M. Knapp
   ------------------------------
            Anthony M. Knapp
            as Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number                                                     Description
------                                                     ------------

4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i)(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2000 (File No. 1-7221)).
4.2 Certificate of Designations, Preferences and Rights of Junior Participating Preferred Stock, Series B (incorporated by reference to
          Exhibit 3.3 to Motorola's Registration Statement on Form S-3 dated January 20, 1999 (Registration No. 333-70827)).

4.3*      By-Laws, as amended through May 2, 2000.
4.4 Rights Agreement, dated as of November 5, 1998 between Motorola, Inc. and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1.1 to Registrant's Registration Statement on Form 8-A/A dated March 16, 1999 (File No. 1-7221)).
5 Opinion of Jeffrey A. Brown, Senior Corporate Counsel, Motorola Corporate Law Department.
23.1      Consent of KPMG LLP.
23.2 Consent of Jeffrey A. Brown, Senior Corporate Counsel, Motorola Corporate Law Department (included as part of Exhibit 5).

24*       Powers of Attorney.



* Previously filed